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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-97205 and 333-65184) and Forms S-8 (No. 333-54634 and 333-93627) of Metron Technology N.V. of our report dated July 9, 2003, except for note 18 which is as of August 25, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
August 29, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS